Exhibit 10.2

NON-REVOLVING LINE OF CREDIT PROMISSORY NOTE

$10,000,000.00	Dated: May 7, 2014

Borrower’s Promise to Pay

For value received, the undersigned, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation authorized to do business in the State of Florida (the “Borrower”), promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”), the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), together with interest on the principal balance remaining unpaid from time to time at the rates set forth below.

1. Term. The term of this Note is from the date of this Note through May 7, 2015 (the “Maturity Date”).

2. Interest.

(A) The principal sum outstanding shall bear interest at a floating rate per annum equal to 500 basis points (5.00%) above the One-Month LIBOR Rate (the “Interest Rate”). “LIBOR” shall mean a rate per annum (adjusted for the current maximum reserve rate required to be maintained by Lender) effective on any Interest Rate Determination Date, which is equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by Lender, that displays Intercontinental Exchange Benchmark Administration Ltd. interest settlement rates for deposits in U.S. Dollars, as of 11:00 a.m. (London, England time) two (2) business days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lender to be the rate at which U.S. dollar deposits for the Interest Period are offered to Lender in the London Inter-Bank market as of 11:00 a.m. (London, England time), on the day that is two (2) business days prior to the Interest Rate Determination Date. The term “Interest Rate Determination Date” means the date this Note is closed and initially funded, and the seventeenth (17th) day of each calendar month thereafter. “Interest Period” shall mean a period of one (1) month, provided, that (x) the initial Interest Period may be less than one month, depending on the initial funding date, and (y) no Interest Period shall extend beyond the Maturity Date.

(B) In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to fund or maintain its funding in eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender’s obligations as contemplated hereby: (i)

Lender may, by written notice to Borrower, declare Lender’s obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Prime Rate, and interest shall be paid on the first day of each calendar month. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate. Borrower’s right to utilize LIBOR Rates as set forth in this Note shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that 30-day LIBOR Rates are not readily available in the London InterBank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits. In such event, amounts outstanding hereunder shall bear interest at a rate equal to Lender’s Prime Rate or such other rate of interest as may be agreed to between Lender and Borrower.

(C) Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on this Note exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from the first date that funds are advanced to Borrower until all sums due hereunder are paid in full.

3. Payments. Principal and interest shall be due and payable as follows:

(a) Payments of accrued interest only, shall be payable monthly commencing June 7, 2014, and continuing on the same day of each month thereafter on the principal outstanding from time to time until the loan Maturity Date, at which time the outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

(b) All outstanding principal shall be due and payable in full on or before May 7, 2015.

All payments shall be made at: 201 E. Kennedy Boulevard, Suite 1800, Tampa, Florida 33602, or at such other place as may be designated in writing by the Lender.

4. Borrower’s Right to Prepay. This Note may be prepaid at any time without penalty.

5. Interest Limitation. Interest payable under this Note or any other payment which would be considered as interest or other charge for the use or loan of money shall never exceed the highest contract rate allowed by law applicable to this loan to be charged by Lender. If the interest or other charges collected or to be collected in connection with this loan exceed the permitted limits, then: (A) any such interest or loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (B) any sums already collected from Borrower which exceeded permitted limits will be refunded. The Lender may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

6. Borrower’s Failure To Pay As Required.

(A) Late Charge for Overdue Payments. If the Lender has not received the full amount of any monthly payment by the end of ten (10) calendar days after it is due, Borrower will pay a late charge to the Lender equal to 5% of the overdue payment of principal and/ or interest. The payment or collection of any such late charge shall not constitute a waiver of any other right or remedy available to the Lender.

(B) Default. If Borrower fails to pay the full amount of each monthly payment by the end of the ten (10) calendar days after it is due, Borrower will be in default, and upon such default by Borrower, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the “Default Interest Rate”. The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum.

(C) Acceleration. If Borrower is in default after expiration of any applicable cure periods, the Lender may require Borrower to pay immediately the full amount of principal which has not been paid and all the interest that Borrower owes on that amount without further notice.

(D) No Waiver By Lender. Even if, at a time when Borrower is in default, the Lender does not require Borrower to pay immediately in full as described above, the Lender will still have the right to do so if Borrower is in default at a later time.

(E) Payment of Lender’s Costs and Expenses. If the Lender has required Borrower to pay immediately in full as described above, the Lender will have the right to be paid back by Borrower for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys’ fees whether suit be brought or not, and including such fees and costs in any appellate, bankruptcy or post judgment proceedings.

7. Attorneys’ Fees. All parties liable for the payment of this Note agree to pay the Lender reasonable attorneys’ fees and costs, whether or not an action is brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security executed in connection with this loan, including costs and attorneys’ fees on any garnishment action, or for any appeal, or in any proceedings under the federal Bankruptcy Code or in any post-judgment proceedings.

8. Allocation of Payments. Payments shall be applied by Lender first to any late fees or other expenses of Lender hereunder, then to accrued interest and finally to principal.

9. Giving of Notice. Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by mailing it by first class mail or by delivering it to Borrower at 5215 West Laurel Street, Tampa, Florida 33607, or at a different address if Borrower gives the Lender prior written notice of a different address.

Any notice that must be given to the Lender under this Note will be given by mailing it by first class mail to the Lender at the address stated in Section 3 above or at a different address if Borrower is given a notice of that different address.

10. Set Off. The Borrower shall have no right of set off against the Lender under this Note or under any instruments securing this Note or executed in connection with the loan evidenced hereby. The Lender, however, shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to Borrower, whether or not due.

11. Obligations of Persons Under This Note. If more than one person signs this Note, each person is fully obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety, or endorser of this Note is obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety, or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Lender may enforce its rights under this Note against each person individually or against all obligators together. This means that any one of them may be required to pay all of the amounts owed under this Note. This means that any one of them may be required to pay all of the amounts owed under this Note. Notwithstanding the above, the “person” executing this Note as an officer of the Borrower, is not personally liable on this Note obligation.

12. Waivers and Consents. Borrower and any other person who has obligations under this Note waive diligence presentment, protest and demand and also notice of dishonor and non-payment of this Note.

13. This Note Secured by Security Instruments. In addition to the protections given to the Lender under this Note, a Loan Agreement and Collateral Assignment protects the Lender from possible losses which might result if Borrower does not keep the promises made in this Note. That Loan Agreement and Collateral Assignment describes how and under what conditions Borrower may be required to make immediate payment in full or in part of the amounts owed under this Note.

14. Litigation. Any litigation between the parties brought in connection with this Note or concerning the subject matter hereof prior to closing of the Loan shall only be brought in Hillsborough County, Florida. In any such litigation, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs. The Borrower and any guarantors further knowingly, voluntarily and intentionally, waive any right to trial by jury in respect of any litigation arising out of, under, or in connection with this Note, or the loan.

15. Business Purpose Loan. The Borrower acknowledges that the proceeds of the loan are to be used for business or commercial purposes only, and not for personal, family or household purposes.

16. Cross-Default and Cross-Collateralization of Rate Management Agreements and Rate Management Obligations. “Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time. “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement, but not including those Excluded Rate Management Obligations as defined in the Loan Agreement. Borrower promises to promptly pay all Rate Management Obligations, and perform all of the covenants and obligations under the Rate Management Agreements. Any default under the Rate Management Agreements or failure to pay the Rate Management Obligations when due shall be a default under this Note. The payment and performance of this Note, the Rate Management Agreements and Rate Management Obligations are all secured by the Mortgage and other security agreements.

17. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THIS LOAN AND EXTENSIONS OF CREDIT TO BORROWER.

“BORROWER”

ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation

By:
Philip S. Devine,
as its Chief Financial Officer

(CORPORATE SEAL)

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this      day of May, 2014, by Philip S. Devine, as Chief Financial Officer of ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)